CERTIFICATE OF THE DESIGNATION, PREFERENCES,
                            RIGHTS AND LIMITATIONS OF
                             CLASS A PREFERRED STOCK
                                       OF
                         ARXA INTERNATIONAL ENERGY, INC.

         ARXA International Energy, Inc., hereinafter called the "Corporation," a corporation organized and existing under the laws of the State of Delaware.

         DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, such Board of Directors by the unanimous written consent of its members dated effective January 15, 1996 adopted a resolution providing for the issuance of 426,943 shares of Class A Preferred Stock, $1.00 stated value, which resolution is as follows:

         RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Class A Preferred Stock, $1.00 par value per share ("Preferred Stock"), is hereby authorized and created, said series to consist of up to 426,943 shares. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof shall be as described in the Certificate of Incorporation, except as such terms are modified by the following:

         1. SENIORITY OF THE CLASS A PREFERRED STOCK. The Class A Preferred Stock is senior to all other classes of stock of the Company, whether common or preferred.

         2. DIVIDENDS. The holders of the Class A Preferred Stock shall be entitled to receive dividends, out of any funds of the Company at the time legally available for the declaration of dividends at the rate of 5% per annum of the par value thereof, and no more, payable in cash and payable quarterly on the first days of January, April, July and October in each year to the stockholders of record on the date, not exceeding 40 days preceding each such dividend payment date, fixed for the purpose by the board of directors. Dividends on the Class A Preferred Stock shall accrue from the date of issuance of such shares, whether or not earned or declared. Such dividends shall be payable before any dividends shall be declared or paid upon or set apart for the Common Stock or any other class of the Preferred Stock of the Company, and shall be cumulative, so that if in any year or years dividends upon the outstanding Class A Preferred Stock at the rate of 5% per annum of the par value thereof shall not have been paid thereon or declared and set apart therefor, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any redemption of any other class of shares of the Company, and before any distribution, whether by way of dividend of otherwise, shall be declared or paid upon, or set apart for, the Common Stock or any other class of the Preferred Stock of the Company. Each share of the Class A Preferred Stock
                                   EXHIBIT "A"
                                     Page 1

shall be superior to any other share of the Preferred Stock of the Company, irrespective of series, with respect to preferential dividends at the respective rates fixed for such series, and no dividends shall be declared or paid or set apart for payment for any other shares of the Preferred Stock of any series unless at the same time all accrued and unpaid dividends upon the Class A Preferred Stock shall be declared or paid or set apart for payment.

         3. DIVIDEND RESTRICTIONS ON JUNIOR STOCK. So long as any shares of the Class A Preferred Stock are outstanding, the Company shall not pay or declare any dividends whatsoever, whether in cash, stock or otherwise, or make any distribution on the shares of the Common Stock or any other class of stock ranking junior to the Class A Preferred Stock in respect of dividends or distribution of assets upon liquidation, or purchase or retire or otherwise acquire for consideration any shares of stock ranking junior to the Class A Preferred Stock in respect of dividends or assets, unless all dividends on the Class A Preferred Stock for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart, and the full dividends thereon for the then current quarterly dividend period shall have been paid or declared.

         4. REDEMPTION. The Company, at the option of the board of directors, may redeem the Class A Preferred Stock, at the time or times, upon notice duly given as hereinafter provided, by paying therefor in cash the sum of $1.00 per share, together, in each case, with an amount equal to accrued and unpaid dividends thereon. The term "accrued and unpaid dividends" as used herein with respect to the Class A Preferred Stock shall mean dividends on all outstanding shares of the Class A Preferred Stock at the rate fixed for such series, from the date or dates from which such dividends accrued to the date as of which accrued and unpaid dividends are being determined, less the aggregate amount of all dividends theretofore declare and paid or set apart for payment upon such outstanding Class A Preferred Stock.

                  At least 30 and not more than 60 days' previous notice of any such redemption of the Class A Preferred Stock shall be mailed, addressed to the holders of record of the shares to be redeemed, at their respective addresses as the same shall appear on the books of the Company, and such notice may also be published in a newspaper printed in the English language and published daily for at least five consecutive business days and of general circulation in the Borough of Manhattan, City and State of New York, and in the City of Houston, State of Texas.

                  If such notice of redemption shall have been duly given by publication as aforesaid, at least 30 days prior to the redemption date, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then from and after the date of redemption so designated, notwithstanding that any certificate for shares of the Class A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of the Class A Preferred Stock so

                                   EXHIBIT "A"
                                     Page 2

called for redemption shall forthwith on such redemption date cease and terminate except only the right of the holders thereof to receive the redemption price of such shares so to be redeemed but without interest thereon.

                  The Company may, however, prior to the redemption date specified in the notice of redemption, deposit in trust for the account of the holders of the Class A Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of the State of New York or Texas, doing business in the Borough of Manhattan, City and State of New York, or in the City of Houston, State of Texas, and having capital surplus, and undivided profits aggregating at least $10,000,000, designated in such notice of redemption, all funds necessary for such redemption, together with irrevocable written instructions authorizing such bank or trust company on behalf and at the expense of the Company, to cause the notice of redemption to be duly mailed and the publication of such notice to be made as herein provided at least 30 days prior to the redemption date, and to include in said notice of redemption a statement that all funds necessary for such redemption have been so deposited in trust and are immediately available, and thereupon, notwithstanding that any certificate for shares of the Class A Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of the Class A Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of the Class A Preferred Stock shall forthwith, upon such deposit in trust, cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit, the redemption price of such shares so to be redeemed, and the right, if any, of the holders thereof to convert such shares into other stock of the Company.

                  Any moneys so deposited by the Company and unclaimed at the end of six months from the date fixed for such redemption shall be repaid to the Company upon its request expressed in a resolution of its board of directors, after which repayment the holders of the shares so called for redemption shall look only to the Company for payment thereon. Any moneys deposited by the Company which shall not be required for redemption because of the exercise of any right of conversion or exchange subsequent to the date of the deposit and any interest accrued on any moneys so deposited, shall be repaid to the Company upon similar request.

                  Notwithstanding anything herein contained to the contrary, the Company shall not be required to establish a special sinking fund for the purpose of redeeming any of the Class A Preferred Stock.

                                   EXHIBIT "A"
                                     Page 3

         5. LIMITATIONS. Except as herein provided, the Class A Preferred Stock shall not be entitled to participate in the earnings or the assets of the Company.

         6. LIQUIDATION OR DISSOLUTION. In the event of any liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of the Common Stock or any other class of stock of the Company ranking junior to the Class A Preferred Stock in respect of dividends or distribution of assets on liquidation, the holders of the Class A Preferred Stock shall be entitled to be paid in full the respective amounts fixed for such series, plus in each case a sum equal to accrued and unpaid dividends thereon to the date of payment thereof. After such payment shall have been made in full to the holders of the Class A Preferred Stock, the remaining assets and funds of the Company shall be distributed among the holders of the stock of the Company ranking junior to the Class A Preferred Stock according to their respective rights. In the event that the assets of the Company available for distribution to holders of the Class A Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of the Class A Preferred Stock pro rata in proportion to the amounts payable hereunder upon each share thereof.

         7. STATUS OF SHARES REDEEMED OR RETIRED. Except as otherwise provided in Article Four of the Certificate of Incorporation of the Company or in any resolution of the board of directors providing for the issuance of any particular series of the Class A Preferred Stock, shares of the Class A Preferred Stock redeemed or otherwise retired by the Company shall assume the status of authorized but unissued Class A Preferred Stock and may thereafter, subject to the provisions of the Certificate of Incorporation of the Company and of any restrictions contained in any resolution of the board of directors providing for the issuance of any particular series of the Class A Preferred Stock, be reissued in the same manner as other authorized but unissued shares of the Class A Preferred Stock.

         8. RESTRICTIONS ON CERTAIN CORPORATE ACTION. So long as any shares of any series of the Class A preferred Stock are outstanding (a) the Company shall not, without the consent of the holders of at least a majority of the number of shares of the Class A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, amend, alter or repeal any of the provisions of Article Four of the Certificate of Incorporation of the Company so as to affect adversely the rights, powers or preferences of the Class A Preferred Stock, and shall not, without the consent of the holders of at least a majority of the number of shares of the Class A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a special meeting called for the purpose, amend, alter or repeal any of the provisions of Article Four of the Certificate of Incorporation of the Company or of any resolution or resolutions relating exclusively to the shares of the Class A Preferred Stock, so as to affect adversely the rights, powers or preferences of the Class A Preferred Stock; (b) the Company shall not, without the consent of the holders of at least a majority of the number of shares of the Class A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for that purpose, create or authorize any additional class of stock ranking prior to the Class A Preferred

                                   EXHIBIT "A"
                                     Page 4

Stock in respect of dividends or distribution of assets on liquidation or increase the authorized amount of any additional class of stock ranking prior to the Class A Preferred Stock in respect of dividends or distribution of assets on liquidation, or create or authorize any obligation or security convertible into or evidencing the right to purchase shares of stock of any additional class ranking prior to the Class A Preferred Stock in respect of dividends or distribution of assets on liquidation; and (c) the Company shall not, without the consent of the holders of at least a majority of the number of shares of the Class A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, create or authorize any class of stock ranking on a parity with the Class A Preferred Stock in respect of dividends or distributions of assets on liquidation, or increase the authorized amount of the Class A Preferred Stock or of any class of stock ranking on a parity with the Class A Preferred Stock in respect of dividends or distribution of assets on liquidation, or create or authorize any obligation or security convertible into or evidencing the right to purchase shares of stock of any class ranking on a parity with the Class A Preferred Stock in respect of dividends or distribution of assets on liquidation. Any action specified in this Paragraph 8 as requiring the consent of the holders of at least a specified proportion of the number of shares of the Class A Preferred Stock at the time outstanding or represented at a meeting may be taken with such consent and with such additional vote or consent, if any, of the stockholders as may be from time to time required by the Certificate of Incorporation of the Company, as amended from time to time, or by law.

         9. NO VOTING RIGHTS. Except as otherwise provided herein or by law, the Class A Preferred Stock shall have no voting rights.

         10. CONVERSION RIGHTS. Each share of Class A Preferred Stock shall be convertible at any time (or, if such share is called for redemption, at any time up to and including, but not after, the close of business on the fifth full business day prior to the date fixed for such redemption, unless default shall be made by the Company in providing moneys for the payment of the redemption price), into one fully paid and non-assessable share of Common Stock of the Company. Every reference in this Paragraph 10 to the Common Stock of the Company (unless a different intention is expressed) shall be to the shares of the Common Stock of the Company of $.001 par value as such stock exists immediately after the issuance of shares of the Class A Preferred Stock provided for hereunder, or to stock into which said Common Stock may be changed from time to time thereafter. The price, herein called the conversion price, at which shares of Common Stock shall be delivered upon conversion of shares of the Class A Preferred Stock into shares of Common Stock, shall be $1.00.

         11. PUT OPTION. At any time after two years from the date of issue of any share of the Class A Preferred Stock, the holder of any such share may require the Company to purchase any such share of the Class Preferred Stock at a price of $1.50 per share, plus any accrued but unpaid dividends.

         12. CHANGE IN NUMBER OF SHARES. If at any time, or from time to time, the Company shall (a) declare and pay, on or in respect of, shares of Common Stock any dividend payable in shares of

                                   EXHIBIT "A"
                                     Page 5

Common Stock or (b) subdivide the outstanding shares of Common Stock into a greater number of shares, or contract the number of outstanding shares of the Class A Preferred Stock by combining such shares into a smaller number of shares, the conversion or put price in effect at the time of the taking of a record for such dividend or the taking of such other action shall be proportionately decreased as of such time, and conversely (c) if at any time, or from time to time, the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, or subdivide the outstanding shares of the Class A Preferred Stock into a greater number of shares of the Class A Preferred Stock, the conversion or put price in effect at the time of the taking of any such action shall be proportionately increased as of such time.

         13. MERGER OR RECLASSIFICATION. If the Company shall consolidate with or merge into any Company or reclassify its outstanding shares of Common Stock (other than by way of subdivision or contraction of such shares), each share of the Class A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property of the Company, or of the entity resulting from such consolidation or merger, to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of the Class A Preferred Stock would have been entitled upon such consolidation or merger or reclassification, had the holder of such share of the Class A Preferred Stock exercised his right of conversion and had such shares been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such consolidation, merger or reclassification; and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification.

         14. NOTICE TO TRANSFER AGENT. Whenever the conversion or put price is adjusted, as herein provided, the Company shall promptly file with the Transfer Agent for the Common Stock of the Company a statement signed by the President or a Vice President or the Secretary or the Treasurer setting forth the adjusted conversion or put price, determined as so provided. Such statement shall set forth in reasonable detail such facts as may be necessary to show the reason for and the manner of computing such adjustment.

         15. NO FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a share of Common Stock upon any conversion, but any such shares to be so delivered shall be rounded up to nearest whole share.

         16. ISSUANCE OF SHARES. On presentation and surrender to the Company, at any office or agency maintained for the transfer of the Class A Preferred Stock of the certificates of the Class A Preferred Stock so to be converted, duly endorsed for transfer, the holder of such Class A Preferred Stock shall be entitled, subject to the limitations herein contained, to receive in exchange therefor a certificate or certificates for fully paid and nonassessable shares of the Common Stock, on the basis aforesaid. The Class A Preferred Stock shall be deemed to have been converted and the person converting the same to have become the holder of record of the Common Stock, for the purpose of receiving dividends and for all other purposes whatsoever as of the date when the certificate or certificates for such Class A Preferred Stock are surrendered to the Company as aforesaid. The
                                   EXHIBIT "A"
                                     Page 6

Company shall not be required to make any such conversion, and no surrender of the Class A Preferred Stock shall be effective for such purpose, while the books for the transfer of either class of stock are closed for any purpose, but the surrender of such shares of the Class A Preferred Stock for conversion during any period while such books are closed shall become effective for all purposes of conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of the Class A Preferred Stock were surrendered.

         17. AUTHORIZED SHARES. The Company shall, so long as any of the Class A Preferred Stock is outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Class A Preferred Stock, such number of shares of the Common Stock as shall from time to time be sufficient to effect the conversion of all shares of the Class A Preferred Stock then outstanding. The Company shall from time to time increase its authorized Common Stock and take such other action as may be necessary to permit the issuance from time to time of the shares of the Common Stock, as fully paid and nonassessable shares, upon the conversion of the Class A Preferred Stock, as herein provided.

         18. PAYMENT OF TAXES. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of the Common Stock upon the conversion of the Class A Preferred Stock as herein provided. The Company shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Class A Preferred Stock surrendered for conversion may stand, and no such conversion or issuance of the Common Stock shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company and its transfer agent, if any, that such tax has been paid. Upon any conversion of the Class A Preferred Stock, as herein provided, no adjustment or allowance shall be made for dividends on the Class A Preferred Stock, so converted, and all rights to dividends, if any, shall cease and be deemed satisfied, but nothing in this sentence shall be deemed to relieve the Company from its obligation to pay any dividends which shall have been declared and shall be payable to holders of the Class A Preferred Stock of record as of a date prior to such conversion even though the payment date for such dividend is subsequent to the date of conversion.

         19. NO REISSUANCE. The Class A Preferred Stock surrendered upon conversion thereof shall not be reissued and no Class A Preferred Stock shall be issued in lieu thereof or in exchange thereof.

                                   EXHIBIT "A"
                                     Page 7

         IN WITNESS WHEREOF, ARXA INTERNATIONAL ENERGY, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President and Secretary this _____ day of _______________, 1996.

                                     ARXA INTERNATIONAL ENERGY, INC.

                                     By: WILLIAM J. BIPPUS, President
ATTEST:

SAMMY FLESCHLER, Secretary

                                   EXHIBIT "A"
                                     Page 8